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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                          Dollar General STRYPES Trust
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                                        51-0381103
         --------                                        ----------
(State of incorporation or                   (IRS employer identification no.)
      organization)

c/o Puglisi & Associates                                   19715
   850 Library Avenue                                   ----------
        Suite 204                                       (zip code)
    Newark, Delaware
   -------------------
  (Address of principal
   executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

 Title of each class to be so registered         Name of each exchange on which
 ----------------------------------------        each class is to be registered
  Structured Yield Product Exchangeable          ------------------------------
for Stock(SM), par value $.10 per STRYPES        New York Stock Exchange, Inc.


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-50783 (if applicable).

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(SM) Service mark of Merrill Lynch & Co., Inc.

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Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant's Securities to be Registered.

      The section captioned "Description of the STRYPES" in the Registrant's preliminary prospectus dated May 12, 1998 forming a part of the Registrant's Registration Statement on Form N-2 (File Nos. 333-50783 and 811-08755) (the "Registration Statement"), is incorporated herein by reference. In addition, the section captioned "Description of the STRYPES" in any final prospectus relating to such Registration Statement filed with the Securities and Exchange Commission by the Registrant pursuant to Rule 497(h) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.


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Item 2.  Exhibits.

            The following exhibits are incorporated by reference in this Registration Statement.

            99(a) Trust Agreement of Dollar General STRYPES Trust, dated as of
                  April 14, 1998.*

            99(b) Form of Amended and Restated Trust Agreement, dated as of May
                  1, 1998 by and between ML IBK Positions, Inc. and the Trustees of Dollar General STRYPES Trust.*

            99(c) Certificate of Trust, dated April 14, 1998.*

            99(d) Form of Specimen certificate for STRYPES (included in Exhibit
                  99(b)).

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*     Incorporated herein by reference to the Registrant's Registration
      Statement on Form N-2 (File Nos. 333-50783 and 811-08755).


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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          Dollar General STRYPES Trust
                                          (Registrant)


                                          By:   /s/ Donald J. Puglisi
                                                --------------------------
                                                Donald J. Puglisi
                                                Managing Trustee

May 20, 1998


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